===================================================================


                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(D) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 17, 1996

                 OCCIDENTAL PETROLEUM CORPORATION
      (Exact name of registrant as specified in its charter)




   DELAWARE                      1-9210          95-4035997
(State or other jurisdiction   (Commission      (I.R.S. Employer
    of incorporation)          File Number)     Identification No.)



       10889 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90024
         (Address of principal executive offices)(ZIP code)

         Registrant's telephone number, including area code:
                          (310) 208-8800


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


Item 5.   Other Events
-------   ------------

      Occidental    Petroleum    Corporation   reported   on
October 17, 1996, net income of $194 million ($.53 per share) for the third quarter of 1996, compared with net income of $139 million ($.36 per share) for the third quarter of 1995. Included in the third quarter 1996 is a $100 million benefit from a reduction in federal income tax liabilities no longer required and a $105 million charge for the write-down in Occidental's investment in an oil and gas project in Russia. Sales were $2.8 billion for the third quarter of 1996, compared with $2.6 billion for the third quarter of 1995.

      Oil and gas divisional earnings before special items were $125 million for the third quarter of 1996, compared with earnings of $46 million for the third quarter of 1995. Earnings for the third quarter of 1996 were $20 million after including the $105 million write-down in Occidental's investment in an oil and gas project in Russia. The increase in 1996 earnings resulted primarily from higher prices for worldwide crude oil and domestic natural gas, partially offset by higher exploration expense.

      Natural gas transmission divisional earnings for the third quarter of 1996 were $49 million, compared with $54 million for the third quarter of 1995. The decline in 1996 earnings resulted primarily from lower transport margins, partially offset by cost savings related to the reorganization announced late in 1995.

      Chemical divisional earnings before special items for the third quarter of 1996 were $190 million, compared with earnings of $252 million for the third quarter of 1995. The 1996 third quarter results were $228 million, after including a benefit of $40 million related to a favorable litigation settlement and the related state tax effects. The decline in 1996 earnings resulted primarily from decreased profit margins in petrochemicals, PVC resins and caustic soda, partially offset by improvements in profits from specialty chemicals.

      Interest expense in the third quarter of 1996 was $107 million, compared with $133 million for the third quarter of 1995. The decline in interest expense is primarily attributable to lower average interest rates and lower average debt levels resulting primarily from redemptions of high-coupon debt.

      For the first nine months of 1996, Occidental's net income totaled $509 million or $1.37 per share, compared with net income of $504 million or $1.37 per share for the first nine months of 1995. The 1996 results included an after-tax extraordinary loss of $30 million ($.09 per share) for the early retirement of high-coupon debt. Sales were $7.8 billion for the first nine months of 1996, compared with $8.0 billion for the same period in 1995.

SUMMARY OF DIVISIONAL NET SALES AND EARNINGS
(Millions, except per-share amounts)

                                          Third Quarter          Nine Months
                                       ----------------     ----------------
Periods Ended September 30                1996     1995        1996     1995
==================================     =======  =======     =======  =======

DIVISIONAL NET SALES
   Oil and gas                         $ 1,148  $   779     $ 2,780  $ 2,240
   Natural gas transmission                554      454       1,777    1,460
   Chemical                              1,084    1,325       3,210    4,253
   Other                                     -       (1)         (2)      (3)
                                       _______  _______     _______  _______

                                       $ 2,786  $ 2,557     $ 7,765  $ 7,950
==================================     =======  =======     =======  =======

DIVISIONAL EARNINGS
   Oil and gas                         $    20  $    46     $   325  $    76
   Natural gas transmission                 49       54         221      191
   Chemical                                228      252         558      913
                                       _______  _______     _______  _______
                                           297      352       1,104    1,180
UNALLOCATED CORPORATE ITEMS
   Interest expense, net                  (107)    (133)       (349)    (410)
   Income taxes (a)                          7      (83)       (204)    (281)
   Other                                    (3)       3         (12)      15
                                       _______  _______     _______  _______
INCOME BEFORE EXTRAORDINARY
   GAIN(LOSS), NET                         194      139         539      504
Extraordinary gain(loss), net                -        -         (30)       -
                                       _______  _______     _______  _______

NET INCOME                                 194      139         509      504

Preferred dividends                        (23)     (24)        (69)     (70)
                                       _______  _______     _______  _______

EARNINGS(LOSS) APPLICABLE TO
   COMMON STOCK                        $   171  $   115     $   440  $   434
                                       =======  =======     =======  =======

PRIMARY EARNINGS PER COMMON SHARE
   Income before extraordinary
     gain(loss), net                   $   .53  $   .36     $  1.46  $  1.37
   Extraordinary gain(loss), net             -        -        (.09)       -
                                       _______  _______     _______  _______
PRIMARY EARNINGS PER SHARE             $   .53  $   .36     $  1.37  $  1.37
                                       =======  =======     =======  =======

FULLY DILUTED EARNINGS PER COMMON SHARE
   Income before extraordinary
     gain(loss), net                   $   .50  $   .36     $  1.41  $  1.33
   Extraordinary gain(loss), net             -        -        (.08)       -
                                       _______  _______     _______  _______
FULLY DILUTED EARNINGS PER SHARE       $   .50  $   .36     $  1.33  $  1.33
                                       =======  =======     =======  =======
AVERAGE COMMON SHARES OUTSTANDING        325.3    318.6       322.4    318.0
==================================     =======  =======     =======  =======

(a) 1996 includes a $100 million credit for reduction in federal income tax liabilities no longer required. All periods include an adjustment to corporate taxes, as quarterly consolidated taxes are computed in accordance with Interpretation No. 18 of APB Opinion No. 28 and hence are based on projections of total-year income and taxes. The third quarter periods include an offset for charges and credits in lieu of U.S. federal income taxes allocated to the divisions. Divisional earnings in the third quarter of 1996 have benefited from credits allocated by $3 million, $12 million and $7 million at oil and gas, natural gas transmission and chemical, respectively. Divisional earnings in the third quarter of 1995 have benefited from credits allocated by $4 million, $12 million and $6 million at oil and gas, natural gas transmission and chemical, respectively.

SUMMARY OF OPERATING STATISTICS

                                              Third Quarter     Nine Months
                                             --------------  --------------
Periods Ended September 30                     1996    1995    1996    1995
=====================================        ======  ======  ======  ======

NET OIL, GAS AND LIQUIDS
  PRODUCTION PER DAY

United States
   Crude oil and condensate
     (thousands of barrels)                      57      62      56      65
   Natural gas liquids
     (thousands of barrels)                      14      11      12      11
   Natural gas
     (millions of cubic feet)                   588     588     605     621

Other Western Hemisphere
   Crude oil and condensate
     (thousands of barrels)                     130     129     129     127

Eastern Hemisphere
   Crude oil and condensate
     (thousands of barrels)                      99      95     102      89
   Natural gas
     (millions of cubic feet)                    98      96     116     107

NATURAL GAS TRANSMISSION DELIVERIES

Sales (billions of cubic feet)                  152     137     495     445
Transportation
  (billions of cubic feet)                      292     344   1,137   1,112



CAPITAL EXPENDITURES (millions)              $  272  $  226  $  780  $  606
                                             ======  ======  ======  ======

DEPRECIATION, DEPLETION AND
  AMORTIZATION OF ASSETS (millions)          $  236  $  235  $  687  $  708
=====================================        ======  ======  ======  ======

                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      OCCIDENTAL PETROLEUM CORPORATION
                                                (Registrant)




DATE:  October 18, 1996      S. P. Dominick, Jr.
                             --------------------------------------------------
                             S. P. Dominick, Jr., Vice President and Controller
                             (Chief Accounting and Duly Authorized Officer)